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UNITED FINANCIAL GROUP, INC.
                                                                    EXHIBIT 11.1
COMPUTATION OF NET INCOME (LOSS) PER COMMON
AND COMMON EQUIVALENT SHARE
(UNAUDITED)
(In Thousands Except Per Share Data)

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

                                                 Three Months Ended             Nine Months Ended
                                                   September 30,                  September 30,
                                                 ------------------             -----------------
                                                   1996      1995                 1996     1995
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
Computation of net income (loss)
 applicable to common stock:
Income (loss) from continuing
 operations before extraordinary items    $         95       (158)                 (97)   (408)

Preferred stock dividends                         (191)      (191)                (573)   (573)
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Net income (loss) applicable to common
 stock                                    $        (96)      (349)                (670)   (981)
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Computation of average common and
 common equivalent shares:
Common shares outstanding at beginning
 of period                                       8,074      8,074                8,074   8,074
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Average common and common equivalent
 shares                                          8,074      8,074                8,074   8,074
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Net income (loss) per common and common
 equivalent share                         $      (0.01)     (0.04)               (0.08)  (0.12)
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